SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)
                                 August 8, 2000


                              Flowserve Corporation
             (Exact name of Registrant as specified in its charter)


New York                            1-13179                       31-0267900
(State or other             (Commission File Number)         (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)

222 W. Las Colinas Blvd., Suite 1500
                  Irving, Texas                                     75039

(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:   (972) 443-6500



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                                        2

Item 2.  Acquisition or Disposition of Assets

              On August 8, 2000, the Registrant acquired Ingersoll-Dresser Pump Company, a Delaware general partnership ("IDP"), from the Ingersoll-Rand Company, a New Jersey corporation ("IR"), for $775 million in cash pursuant to a Purchase Agreement, dated as of February 9, 2000, as amended by Amendment No. 1 thereto, dated as of July 14, 2000, by and among the Registrant, Flowserve RED Corporation, a Delaware corporation and wholly owned subsidiary of the Registrant, IR, and IDP Acquisition, LLC, a Delaware limited liability company.

              The transaction, which was accounted for as a purchase, was financed with a combination of bank financing and senior subordinated notes. Upon closing of the transaction, the existing debt of the Registrant was repaid. The Registrant has received $1,425 million of financing to pay for the acquisition and pay off existing debt as well as provide for a $300 million revolving credit facility in connection with the acquisition. The financing consists of approximately $375 million of 12.25% Senior Subordinated Notes priced to yield 12.5% (consisting of approximately (i) $290 million of 12.25% Senior Subordinated Notes and (ii) Euro 100 million of 12.25% Senior Subordinated Notes) and $1.05 billion of senior credit facilities. The credit facilities consist of a $275 million term loan with a final maturity of six years and an initial interest rate of LIBOR plus 2.75%, a $475 million term loan with a final maturity of eight years and an initial interest rate of LIBOR plus 3.50%, and a $300 million revolving credit facility with a term of six years and an initial interest rate of LIBOR plus 2.75%.

              The purchase price was arrived at through arm's length negotiations between IR and the Registrant, and was determined after consideration of IDP's financial statements and a review of IDP's assets and business performance.

              No prior material relationships existed between IR and its respective affiliates, directors or officers, on the one hand, and the Registrant and their respective affiliates, directors or officers, on the other hand.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of business acquired.

              The required financial statements of IDP will be filed by the Registrant by amendment within the prescribed time period.

         (b)  Pro forma financial information.

              The required pro forma financial information will be filed by the Registrant by amendment within the prescribed time period.

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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FLOWSERVE CORPORATION



Date:  August 23, 2000                     /s/  John M. Nanos
                                         ---------------------------------------
                                         Name:  John M. Nanos
                                         Title: Assistant Secretary